UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2016

United Development Funding III, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53159	20-3269195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Response to Wells Notices

On December 23, 2016, United Development Funding III, L.P. (the “Partnership”), together with United Development Funding IV (collectively, the “Companies”), submitted a joint response to the previously disclosed “Wells Notices” from the staff (the “Staff”) of the Securities and Exchange Commission’s (“SEC”) Division of Enforcement. The Wells Notices stated that the Staff had made a preliminary determination to recommend that the SEC file an enforcement action against the Companies alleging violations of certain provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. In the joint response, the Companies requested that the SEC reject the Staff’s recommendation and not authorize an enforcement action against the Companies. The Partnership continues to believe that it has complied with all laws and regulations. The Partnership is unable to predict how long the SEC process will last, the outcome of the SEC’s investigation or any action that the SEC may decide to pursue, or any other impact on the Partnership as a result of the proposed or any actual enforcement action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding III, L.P.

By:	UMTH Land Development, L.P.
Its General Partner

By:	UMT Services, Inc.
Its General Partner

Dated: January 11, 2017	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
President and Chief Executive Officer